UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 30, 2018

BEIGENE, LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-37686	98-1209416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Mourant Ozannes Corporate Services (Cayman) Limited

94 Solaris Avenue, Camana Bay

Grand Cayman KY1-1108

Cayman Islands
(Address of principal executive offices) (Zip Code)

+1 (345) 949 4123

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           The information from Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

(c)           Effective April 30, 2018, BeiGene, Ltd. (the “Company”) appointed Dr. Xiaobin Wu to the offices of General Manager, China and President of BeiGene, Ltd.

Dr. Xiaobin Wu, age 56, has more than 25 years of experience in the pharmaceutical industry, including 17 years leading China operations of multinational companies, with expertise in research and development, strategy, commercialization and general management. Before joining BeiGene in April 2018, Dr. Wu served as the Country Manager of Pfizer China from 2009 to April 2018 and Regional President of Pfizer Essential Health in the Greater China Region from 2017 to April 2018. Under his leadership, Pfizer China experienced significant growth to become a leading multinational pharmaceutical company in China. Prior to Pfizer, Dr. Wu served as President and Managing Director of Wyeth China and Hong Kong from 2004 to 2009. Before joining Wyeth, Dr. Wu served as the General Manager of Bayer Healthcare in China from 2001 to 2004.  He started his career in 1992 in sales and marketing with Bayer in Germany. Dr. Wu has served as a Vice Chairman of the R&D Based Pharmaceutical Association Committee (RDPAC) in China since 2008. He also serves as Vice Chairman of the Pharmaceutical Chamber of Commerce of China’s National Association of Industry & Commerce, and Executive Vice Chairman of the Chinese Pharmaceutical Enterprise Association. He is also a research fellow at the Research Center of National Drug Policy and Ecosystem (NDPE) of China Pharmaceutical University in Nanjing, China. In addition to his duties in industry associations, Dr. Wu has received numerous industry awards, including most recently “Person of the Year” in Healthy China Awards 2017, “2017 Top 10 Most Influential Persons in the Chinese Healthcare Industry” and the “2017 Social Responsibility Eminent Person Award.” Dr. Wu holds a Ph.D. in Biochemistry and Pharmacology and a master’s degree in Molecular Biology from the University of Konstanz in Germany.

In connection with his appointment, Dr. Wu and BeiGene (Beijing) Co., Ltd., a wholly-owned indirect subsidiary of the Company, entered into an Executive Employment Agreement (the “Employment Agreement”), effective as of April 30, 2018 (the “Effective Date”). Under the Employment Agreement, Dr. Wu will receive a base salary of RMB 3,750,000, subject to regular review and adjustment by the compensation committee of the Company’s board of directors (the “Compensation Committee”). Dr. Wu will be eligible for an annual cash merit bonus, with a current target level of 50% of his base salary, based on performance as determined by the Compensation Committee.  In addition, Dr. Wu’s Employment Agreement provides for reimbursement of tax advisory and preparation services and an annual allowance of RMB 950,000 to cover the leasing of an automobile and the costs of housing in the People’s Republic of China (“PRC”).

In connection with the commencement of his employment, Dr. Wu received an initial option to purchase 766,599 ordinary shares of the Company, equivalent to 58,969 American Depositary Shares (“ADSs”), at an exercise price of $13.05 per ordinary share, equivalent to $169.58 per ADS, which was the closing price of our ADSs on the Nasdaq Global Select Market on the date of grant. The option will vest over a five-year period, with twenty percent (20%) of the shares subject to the option becoming exercisable on the first anniversary of the Effective Date, and the balance becoming exercisable in 48 successive equal monthly installments, subject to Dr. Wu’s continued service. Dr. Wu also received an initial award of restricted share units (“RSUs”) for 1,149,899 ordinary shares of the Company, equivalent to 88,453 ADSs, vesting in equal installments over five years from the Effective Date, subject to Dr. Wu’s continued service. In addition, Dr. Wu is eligible to receive an annual grant of equity targeted at $1,000,000 each year, subject to vesting over five years, consisting of share options, RSUs or such other form of grant as provided to (and in the same proportion as) the Chief Executive Officer of the Company. Dr. Wu will also be eligible to participate in our employee benefit plans generally available to our employees, subject to the terms of those plans.

Dr. Wu’s employment has no specified term and can be terminated at will by either party. Dr. Wu’s employment may be terminated by the Company without “cause” (as defined in the Employment Agreement), and if so he would receive his base salary and health and dental insurance payments during a 18-month severance period and other benefits including acceleration of the vesting of his initial option grant and initial RSU award by 18 months (or full acceleration of the vesting schedules of his initial option grant and initial RSU award and any subsequent option and RSU awards if such termination occurs within 12 months following a “change in control” (as defined in the Employment Agreement)), unless Dr. Wu breaches his confidentiality, non-competition and non-solicitation obligations. Dr. Wu may terminate his employment with “good reason” (as defined in the Employment Agreement) upon 30 days’ written notice received within 60 days of the occurrence of the event. If the Company does not cure the action identified in Dr. Wu’s notice, he is entitled to the same benefits as if the Company terminated his employment without cause, subject to his execution of a release of claims and unless he breaches his confidentiality, non-competition and non-solicitation obligations. To the fullest extent permitted by PRC law, the Company may also terminate Dr. Wu’s employment for cause in certain cases upon 30 days’ written notice. Dr. Wu may also terminate his employment without good reason upon 90 days’ written notice, in either case, in which he would then only be entitled to receive certain accrued obligations.

Dr. Wu was not appointed pursuant to any arrangement or understanding with any person, and Dr. Wu does not have any family relationships with any directors or executive officers of the Company. Neither Dr. Wu nor any of his immediate family has been a party to any transaction with the Company during the Company’s last two fiscal years, nor is any such transaction currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

The foregoing description of the terms of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed with the U.S. Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018.

On May 1, 2018, the Company issued a press release announcing the appointment of Dr. Wu to the offices of General Manager, China and President of BeiGene, Ltd.  A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 8.01              Other Events.

On April 30, 2018, the Company appointed Guillaume Vignon as Senior Vice President, Business Development. Mr. Vignon succeeds Ji Li, who has been an important member of the executive team since joining the Company in 2016 and is leaving for personal reasons. Dr. Li will remain with BeiGene for a period of time as a Special Advisor to the CEO, continuing to work on several ongoing projects, to ensure a seamless transition. Dr. Li ceased to be an executive officer of the Company as of April 30, 2018.

Mr. Vignon joins the Company from Merck KGaA / EMD Serono, where he was most recently Vice President, Global Head Oncology and Immuno-Oncology Licensing & Business Development. Throughout his career at Merck KGaA, Mr. Vignon led the closing of complex transactions and forged several strategic partnerships in the fields of immuno-oncology, oncology, companion diagnostics and antibody discovery.  He holds a Ph.D. in Biochemistry and Molecular Biology from the University of Paris 6 / Institut Pasteur, and an MBA from Hult International Business School, Cambridge, MA.

Item 9.01              Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press release issued by BeiGene, Ltd. on May 1, 2018.

Exhibit Index

Exhibit No.	Description

99.1	Press release issued by BeiGene, Ltd. on May 1, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEIGENE, LTD.

Date: May 4, 2018	By:	/s/ Scott A. Samuels
	Name:	Scott A. Samuels
	Title:	Senior Vice President, General Counsel